Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-176233, 333-162957, 333-142588, and 333-128304) of The Middleby Corporation of our report dated August 20, 2018 relating to the financial statements of Taylor, which appears in this Amendment No. 1 to this Current Report on Form 8-K of The Middleby Corporation.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
August 30, 2018